UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2023

VYANT BIO, INC.

(Exact Name of Company as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Executive Campus

2370 State Route 70, Suite 310

Cherry Hill, NJ 08002

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code (201) 479-1357

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VYNT	The Nasdaq Capital Market

Indicate by check mark whether the Company is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

The Board of Directors (the “Board”) of Vyant Bio, Inc. (the “Company”), after an assessment of the status of the Company’s efforts to seek strategic alternatives and the Company’s current cash position, approved a plan on January 31, 2023 to preserve the Company’s cash to be able to continue to pursue a satisfactory strategic alternative for the purpose of maximizing the value of the Company’s business while also having sufficient cash to adequately fund an orderly wind down of the Company’s operations (the “Cash Preservation Plan”) in the event it is unable to secure a satisfactory strategic alternative.

Item 2.05. Costs Associated with Exit or Disposal Activities.

As part of the Cash Preservation Plan, the Board determined on January 31, 2023 to conduct a reduction in force as soon as practical, resulting in the retention of a core group of employees required for one or more potential strategic transactions and/or to execute an orderly wind down of the Company if required. The Company estimates that it will incur approximately $1.4 million for retention, severance and other employee termination-related costs in the first and second quarters of 2023. The Company expects to substantially complete the workforce reduction prior to the end of February 2023. The Company also expects to delay or defer pending efforts with respect to its current pre-clinical and clinical programs. As previously reported, LifeSci Capital is engaged as the Company’s financial advisor to assist in exploring a range of strategic alternatives focused on enhancing and maximizing the value of the Company.

The estimate of costs that the Company expects to incur and the timing thereof are subject to a number of assumptions, and actual results may differ. The Company may also incur other cash or non-cash charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the decision to wind down our operations.

As of January 31, 2023, the Company had cash and cash equivalents of approximately $8.4 million. The estimate is based on currently available information and does not present all necessary information for a complete understanding of our financial condition as of January 31, 2023.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2023, Vyant Bio, Inc. (the “Company”), John A. Roberts and Robert T. Fremeau, Jr., agreed in principle that Mr. Roberts and Dr. Fremeau would step down as President and Chief Executive Officer and Chief Scientific Officer, respectively, of the Company, effective as of February 3, 2023, and their employment agreements, which are filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, would be deemed terminated as of that date by the Company without cause for purposes of determining severance thereunder. Such agreement was not the result of any disagreement Mr. Roberts or Dr. Fremeau had with the Company on any matters relating to the Company’s operations, policies or practices. Mr. Roberts will remain a member of the Board of Directors of the Company.

Andrew D.C. LaFrence, the Company’s Chief Financial Officer, will assume the role of President and Chief Executive Officer following Mr. Roberts’ departure. Mr. LaFrence became Chief Financial Officer upon the Company’s merger with StemoniX, Inc. on March 30, 2021, pursuant to the terms of an employment agreement, dated March 30, 2021, which will remain in effect. Mr. LaFrence’s biography can be found in the Company’s proxy statement filed with the SEC on June 14, 2022, which is incorporated herein by reference.

Item 8.01. Other Events.

The description of the Company’s Cash Preservation Plan set forth under the heading “Introductory Note” above and in Item 2.05 is incorporated by reference into this Item 8.01.

In addition, as previously disclosed, the Company has engaged LifeSci Capital as its financial advisor to assist in exploring a range of strategic alternatives focused on enhancing and maximizing value including a potential sale or merger of the Company or the licensing of its intellectual property rights. The Company intends to continue to work with LifeSci Capital on identifying and evaluating potential strategic options with the goal of maximizing value, particularly with respect to a sale of its existing business or assets or a reverse merger.

There can be no assurance that the activities of LifeSci will result in any changes to the Company’s current business plans or lead to any specific action or transaction. The Company does not intend to discuss or disclose further developments during this process unless and until its Board of Directors has approved a specific action or the Company otherwise determines that further disclosure is appropriate.

On February 3, 2023, the Company issued a press release announcing its adoption of the Cash Preservation Plan and the continuing efforts of LifeSci. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Vyant Bio, Inc. dated February 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

Any statements in this Form 8-K about future expectations, plans and prospects for the Company, including but not limited to statements about its ability to identify, assess and execute a strategic transaction or realize any value from its existing assets, its ability to preserve cash in order to adequately fund an orderly wind down of the Company’s operations if no transaction is consummated, the ability of creditors, shareholders and other stakeholders to realize any value or recovery as part of a transaction or a wind down process, the ability of the Company to continue as a going concern, the Company’s workforce reduction and future charges expected to be incurred in connection therewith, the adequacy or sufficiency of the Company’s existing cash resources and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the Company’s ability to continue to pay its obligations in the ordinary course of business as they come due; the ability to retain key personnel, the adequacy of its capital resources in light of changing circumstances, the actions of creditors of the Company and such other important factors as are set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2021 and quarterly reports and other filings on file thereafter with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this Form 8-K represent the Company’s views as of the date of this Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYANT BIO, INC.

Date:	February 3, 2023	By:	/s/ Andrew D. C. LaFrence
		Name:	Andrew D. C. LaFrence
		Title:	President, Chief Executive Officer and Chief Financial Officer